Exhibit 31.2

CERTIFICATION

I, Blake Lawson, certify that:

(1)	I have reviewed this 2022 Form 10-K/A of RumbleOn, Inc.;

(2)	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

April 28, 2023	By:	/s/ Blake Lawson
Blake Lawson
Chief Financial Officer